UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2013

HECLA MINING COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

6500 North Mineral Drive, Suite 200

Coeur d'Alene, Idaho 83815-9408

(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100

(Registrant's Telephone Number, Including Area Code)

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously reported, on April 12, 2013, Hecla Mining Company (the “Company”) completed an offering of US $500 million in aggregate principal amount of its 6.875% Senior Notes due May 1, 2021 (the “Notes”), which are guaranteed on a senior unsecured basis by certain of the Company's subsidiaries (the "Subsidiary Guarantors"). In connection with the issuance of the Notes, the Company and the Subsidiary Guarantors agreed to file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 (the"Registration Statement") with respect to an offer to exchange the Notes and related guarantees for registered notes and guarantees with substantially identical terms.

Proceeds from the sale for the Notes were used to partially fund the acquisition of Aurizon Mines Ltd. ("Aurizon"), which acquisition was completed on June 1, 2013.

The Company is filing this Current Report on Form 8-K for the purpose of including in the Registration Statement the unaudited pro forma condensed combined financial statements of the Company giving effect to the acquisition of Aurizon and issuance of the Notes for the nine-month period ended September 30, 2013, required by Regulation S-X to be included in the Registration Statement, as set forth in Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits

	(d)	Exhibits.

99.1		Unaudited pro forma condensed combined financial statements of the Company giving effect to the acquisition of Aurizon and issuance of the Notes for the nine-month period ended September 30, 2013*

*     Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY

By:	/s/ David C. Sienko
David C. Sienko
Vice President & General Counsel

Dated: November 20, 2013